                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        OAO Technology Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       [LOGO OF OAO TECHNOLOGY SOLUTIONS]

        7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770-3522
                   Phone: (301) 486-0400, Fax: (301) 486-0415
                             Internet: www.oaot.com

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

   You are invited to attend the OAO Technology Solutions, Inc. 2001 Annual Meeting of Stockholders.

   DATE:                    Wednesday, May 16, 2001

   TIME:                    10:00 A.M. Eastern Standard Time

   PLACE:                   The Hilton Garden Inn--Washington DC Franklin
                            Square
                            815 14th Street, NW
                            Washington, DC 20005
                            (202) 783-7800

   DIRECTIONS:              Included on the last page

   Only stockholders who owned stock at the close of business on March 30, 2001, can vote at this meeting or any adjournments that may take place.

   At the meeting, we will be voting on the following matters:

     . the election of seven directors,

     . ratification of our selection of auditors for the year ending December
       31, 2001,

     . approval of the amended Employee Stock Purchase Plan (ESPP), and

     . any other business properly presented at the meeting.

   We also will report on our 2000 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

   Our board of directors is a vital resource. We consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible.

   The proxy statement, accompanying proxy card, and annual report are being mailed to stockholders beginning April 12, 2001, in connection with the solicitation of proxies by the board of directors.

   Please contact J. Jeffrey Fox by phoning (301) 486-0400 with any questions or concerns.

Sincerely,

/s/ Gregory A. Pratt                      /s/ Dianne R. Sagner
Gregory A. Pratt                          Dianne R. Sagner
President and Chief Executive Officer     Secretary

April 12, 2001

                             QUESTIONS AND ANSWERS
Q:  Who is entitled to vote?
A: Stockholders of record as of the close of business on March 30, 2001 may vote at the annual meeting.

Q:  How many shares can vote?
A: On March 30, 2001, there were 18,653,215 shares of our common stock issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:  What may I vote on?
A:  You may vote on the following items:

     . the election of seven directors who have been nominated to serve on our board of directors,

     .  ratification of our selection of auditors,

     .  approval of the amended Employee Stock Purchase Plan (ESPP), and

     .  any other business that is properly presented at the meeting.

Q:  How does the board recommend I vote on the proposals?
A: The board recommends a vote FOR each board nominee and FOR each of the other proposals.

Q:  How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

  If you sign your proxy card but do not mark any boxes showing how you wish to vote, Gregory A. Pratt and J. Jeffrey Fox will vote your shares as recommended by the board of directors.

Q:  What if I hold my shares in a brokerage account?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

      1.  by telephone,

      2.  via the Internet, or

      3.  by returning the form to your broker.

      Note: Your vote by telephone or Internet will help OAO Technology Solutions, Inc. save money. Remember, if you vote by telephone or Internet, do not return your voting instruction form.

Q:  What if I want to change my vote?
A: A registered stockholder may change his or her vote at any time before the meeting in any of the following three ways:

      1.  notify our corporate secretary, Dianne R. Sagner, in writing,

      2.  vote in person at the meeting, or

      3.  submit a proxy card with a later date.


   If you hold your shares through a broker, bank or other nominee, and wish to change your vote, you must deliver your change to that nominee. Also, if you wish to vote at the meeting, you must obtain a legal proxy

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                                                                               2
from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you are a registered stockholder and wish to vote at the meeting, no additional forms will be required.

Q:  How will directors be elected?
A: The seven nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q: What vote is required to adopt the other items that are on the meeting agenda?
A:  The following votes will be required for each item:

  . On the ratification of our selection of auditors, we are not required under the laws of the State of Delaware to submit this to a vote. However, our board of directors will consider your vote in selecting auditors for future years.

  . Approval of the ESPP requires the affirmative vote of a majority of the votes cast by the holders of our outstanding shares of Common Stock entitled to vote on the proposal.

Q:  Who will count the votes?
A: A representative of Mellon Investor Services, LLC, our registrar and transfer agent, will count the votes and act as the inspector of elections.

Q:  What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

   Mellon Investor Services LLC
   P. O. Box 3315
   South Hackensack, NJ 07606
   Toll-free telephone 800-526-0801.

  If you provide Mellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

  You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q.  What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:  What is the effect if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

  Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors and ratification of the selection of auditors are considered routine matters. The amendment to the ESPP is considered a non-routine matter.

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                                                                               3

  Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Q:  Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:  Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:  What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that OAOT or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:  Can anyone submit a stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2002, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2002, you must submit the proposal, in writing, so that we receive it no later than December 13, 2001. The proposal must meet the requirements established by the SEC. Send your proposal to:

   Dianne R. Sagner
   General Counsel and Secretary
   OAO Technology Solutions, Inc.
   7500 Greenway Center Drive
   16th Floor
   Greenbelt, MD 20770-3522

  If you wish to present a proposal at the annual meeting in 2002 that has not been included in the proxy statement, the management will be allowed to use their proxy for discretionary voting authority for such purpose. However, we must receive notice of your proposal no later than February 26, 2002.

Q:  Who are OAO Technology Solutions, Inc.'s largest stockholders?
A: Safeguard Scientifics, Inc., our largest stockholder, beneficially owns 30.7% of our outstanding shares of common stock. Mr. Barker, our vice-chairman, beneficially owns 12.3% of our common stock. Mr. Pratt, our President and Chief Executive Officer, beneficially owns 5.5% of our common stock. Other directors and executive officers beneficially own a total of approximately 2.0%. At December 31, 2000, no other stockholder owned more than 5% of our stock.

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                                                                               4

                             ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

   Directors are elected annually and serve a one-year term. There are seven nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

   The board recommends a vote FOR each nominee. The seven nominees who receive the highest number of affirmative votes will be elected as directors.

JERRY L. JOHNSON                                             Director since 1996
Age 53

   Mr. Johnson has served as chairman of the board of directors of OAO Technology Solutions, Inc. since April 1996. Mr. Johnson is executive vice president of Safeguard Scientifics, Inc., a leader in identifying, developing and operating premier technology companies with a focus on three sectors:
Software, Communications and eServices. Mr. Johnson initially joined Safeguard in September 1995 as senior vice president of operations and was promoted to his current position in March 1999. From 1985 to 1995, Mr. Johnson held various senior executive positions with US West, including group director, vice president of network and technology services and vice president of residence planning. From 1983 to 1985, he was president and chief executive officer of Northwestern Bell Information Technologies, a subsidiary of Northwestern Bell Telephone Company. Mr. Johnson is the chairman of the board of directors of Pac-West Telecomm, Inc., a director of DYNEGY, Inc., and a member of the International Society of Sloan Fellows.

CECILE D. BARKER                                             Director since 1996
Age 57

   Mr. Barker has served as vice chairman of the board of directors of OAO Technology Solutions, Inc. since April 1996. Mr. Barker is chairman of the board, chief executive officer and a majority owner of OAO Corporation, a company he founded in 1973 to provide total solutions for aerospace and information systems industries. Mr. Barker regularly serves as an advisor to other corporations, and he is a member of the Advisory Committee for Scientific Policy for the National Science Foundation and the Science and Technology Advisory Committee for the Executive Office of the President of the United States. Mr. Barker has over 32 years of experience in the management of major scientific, technological and commercial programs.

GREGORY A. PRATT                                             Director since 1998
Age 52

   Mr. Pratt joined OAO Technology Solutions, Inc. as president and chief executive officer in July 1998. Prior to joining OAO Technology Solutions, Mr. Pratt was chief executive officer of Enterprise Technology Group, a company he founded in 1997 to provide software integration and implementation services. From 1992 to 1996, Mr. Pratt was president and chief operating officer for Intelligent Electronics (IE), a provider of information technology products, services and solutions to corporate customers, educational institutions and governmental agencies in the United States. Prior to IE, Mr. Pratt held various senior executive positions at Atari Corporation and Commodore International Ltd. Mr. Pratt has over 20 years of information technology industry experience.

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                                                                               5

YVONNE BRATHWAITE BURKE                                      Director since 1997
Age 68

   Ms. Burke has served as supervisor of the Second District of the County of Los Angeles since 1992. Ms. Burke also serves on the board of the NAACP Legal Defense and Education Fund. Ms. Burke is a member of the board of trustees of the Amateur Athletic Foundation and the National Academy of Public Trusteeship and serves on the advisory committee of NESTLE, USA. Ms. Burke is a former U.S. Congresswoman, who served on the Appropriations Committee, Departments of State, Justice and Commerce, and on the Select Committee on Assassinations.

FRANK B. FOSTER, III                                         Director since 1997
Age 68

   Mr. Foster retired as president and chief executive officer of Diamond Bathurst (formerly Diamond Glass) in 1987 after almost 30 years of service and is currently a business consultant. Since 1987, Mr. Foster has served on the boards of numerous companies and is currently a director of 1838 Investment Advisors, Airgas, Inc., and Contour Packaging, Inc.

JOHN F. LEHMAN                                               Director since 1997
Age 58

   Mr. Lehman is chairman of the board of directors of J.F. Lehman & Co., a private equity firm. He also serves on the board of directors of Ball Corporation, ISO Corporation, Burke Industries, ELGAR Corporation and SDI Inc. Mr. Lehman was an investment banker at Paine Webber Inc. and served as Secretary of the Navy for six years. He served as staff member to Dr. Henry Kissinger on the National Security Council.

RICHARD B. LIEB                                              Director since 1999
Age 53

   Mr. Lieb is president of the Investment Systems and Services Division of SEI Investments Company, and is responsible for the overall business of SEI's Trust Technology, Proprietary and Back Office Services. Mr. Lieb has held numerous positions since joining SEI in 1976, including senior vice president of operating services, senior vice president of business development, and president of insurance asset services. Mr. Lieb is a director of SEI Investments Company.

                   BOARD OF DIRECTORS--ADDITIONAL INFORMATION

   Board Meetings: The board of directors held 6 meetings in 2000. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member.

   Board Compensation: Directors who are not officers, employees or consultants of the Company or Safeguard Scientifics receive the following compensation:

  . $6,000 annually

  . $1,000 annually for chairing either the audit or compensation committee

  . $2,000 for each board meeting attended

  . $1,000 for each committee meeting attended

  . reimbursement of out-of-pocket expenses

   Additionally, each director who is not an officer, employee or consultant of the Company or Safeguard receives a stock option to purchase 20,000 shares of our common stock upon initial election to the board. Each

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                                                                               6
eligible director also receives a grant of a stock option to purchase 4,000 shares of our common stock on the second anniversary of his or her election as a board member, and subsequent discretionary grants, subject to a lifetime maximum of 100,000 options.

   Directors' options have a ten-year term and vest 25% each year starting on the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

   During 2000 the Company granted a total of 150,000 options to the following
Directors: Ms. Burke, Mr. Barker, Mr. Foster, Mr. Lehman, and Mr. Lieb were each granted 20,000 options, at an exercise price of $8.27, and 10,000 options, at an exercise price of $1.35. Mr. Pratt was issued stock options as an employee of the Company. Mr. Johnson, as an executive officer of Safeguard Scientifics, Inc., is not eligible to receive stock options.

                       BOARD COMMITTEE MEMBERSHIP ROSTER

                                                           Audit(1) Compensation
                                                           -------- ------------
Meetings held in 2000.....................................     4          3
Yvonne Brathwaite Burke...................................     X          X
Frank B. Foster, III......................................     X*         X
John F. Lehman............................................     X          X*
Richard B. Lieb...........................................     X          X

--------
(1) Each member of the Audit Committee qualifies as independent under the Nasdaq rules.

 *  Chairperson

Compensation Committee

  . reviews and recommends the compensation arrangements for senior management, including salaries, bonuses, and options

  .  administers our equity compensation plan

Audit Committee

  . operates under a written Audit Committee Charter adopted by the board of directors, a copy of which is attached as appendix B to this Proxy Statement

  . recommends the hiring and retention of our independent certified public accountants

  . discusses the scope and results of our audit with the independent certified public accountants

  . reviews with management and the independent certified public accountants the interim and year-end operating results

  . considers the adequacy of our internal accounting controls and audit procedures

  . reviews the non-audit services to be performed by the independent certified public accountants

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                                                                               7

Report of the Audit Committee

   The Audit committee oversees the Company's financial reporting on behalf of the Board of Directors. A copy of the Audit Committee Charter is included in Appendix B of this proxy. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures for the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The Committee also discussed with the independent auditors any matters required by Statement of Auditing Standards No. 61. The Committee held four meetings during fiscal year 2000.

   In reliance on the reviews and discussions referred to above, the Company recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

 By the Audit Committee: Yvonne Brathwaite Burke
                         Frank B. Foster, III
                         John F. Lehman
                         Richard B. Lieb

   The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the United States Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

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                                                                               8

                     RATIFICATION OF SELECTION OF AUDITORS
                              Item 2 on Proxy Card

   The board of directors has selected the firm of Deloitte & Touche LLP to audit the Company's financial statements for the year ending December 31, 2001. Deloitte & Touche LLP has served as our auditors since 1996. We expect that a member of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement at the meeting, if so desired, and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by our board of directors in selecting auditors for future years.

Audit Fees

   The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly reports on Form 10-Q for that fiscal year were $193,750.

Financial Information Systems Design and Implementation Fees

   There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

   The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the year ended December 31, 2000 were $84,020.

   The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                  PROPOSAL TO APPROVE THE AMENDED AND RESTATED
          OAO TECHNOLOGY SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                              Item 3 on Proxy Card

   The Board believes that the following proposal to approve the Amended and Restated OAO Technology Solutions, Inc., 1998 Employee Stock Purchase Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR approval of this proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

Background and Proposed Amendment

   At the Annual Meeting, the stockholders will be asked to approve the Amended and Restated OAO Technology Solutions, Inc., Employee Stock Purchase Plan, (hereinafter referred to as the "ESPP") as adopted by the Board in March 1999.

   The ESPP has been amended to increase the number of Company shares available for purchase by employees. Prior to this amendment, the ESPP has 1,000,000 shares available for purchase under the ESPP. The Board now recommends increasing the number of shares available for purchase by employees to 2,000,000 Company shares. The Board believes that adding these additional shares for employees to purchase is a benefit for the Company.

   We direct your attention to Appendix A of this Proxy Statement, incorporated herein by reference, which contains the material features of the ESPP, as amended.

Approval by Stockholders

   Approval of the amendment to the ESPP requires the affirmative vote of a majority of the votes cast by the holders of the Company's outstanding shares of Common Stock entitled to vote thereon. If not so approved, then the ESPP in the form previously approved by the stockholders of the Company will remain in full force and effect.

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                                                                               9

                   STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND
                       BENEFICIAL OWNERS OF MORE THAN 5%
                              AS OF MARCH 15, 2001

                                                           Shares
                                                        Beneficially
                               Outstanding    Options      Owned
                                  Shares    Exercisable   Assuming
                               Beneficially   Within    Exercise of  Percent of
Name                              Owned       60 Days     Options      Shares
----                           ------------ ----------- ------------ ----------
Safeguard Scientifics, Inc...   5,729,356         --     5,729,356      30.7%
 800 The Safeguard Building
 435 Devon Park Drive
 Wayne, PA 19087-1945
Cecile D. Barker.............   2,276,400      10,000    2,286,400      12.3%
 OAO Corporation
 7500 Greenway Center Drive
 Greenbelt, MD 20770
Jerry L. Johnson.............      34,607         --        34,607         *
Yvonne Brathwaite Burke......         --       34,500       34,500         *
Frank B. Foster, III.........         100      42,167       42,267         *
John F. Lehman...............      10,000      34,500       44,500         *
Richard B. Lieb..............       2,000      27,500       29,500         *
Gregory A. Pratt.............     871,111     156,250    1,027,361       5.5%
J. Jeffrey Fox...............      25,109      83,750      108,859         *
Dianne R. Sagner.............       2,231       1,250        3,481         *
Shiraz Patel.................       4,463      83,708       88,171         *
Executive officers and
 directors as a group (10
 persons)....................   3,226,021     473,625    3,699,646      19.8%

--------
*  Less than 1% of our outstanding shares of common stock

   Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

 Safeguard Scientifics, Inc... Safeguard Scientifics (Delaware), Inc. is the
                               record owner of 4,013,100, and Safeguard
                               Delaware, Inc. is the record owner of 716,256
                               shares in the above table. Both of these
                               entities are wholly owned subsidiaries of
                               Safeguard Scientifics. The remaining 1,000,000
                               shares are owned of record by Safeguard 97
                               Capital, L.P., a limited partnership of which
                               Safeguard Delaware, Inc. is the sole general
                               partner. Consequently, all of these shares are
                               beneficially owned by Safeguard Scientifics and
                               have been pledged by Safeguard as collateral
                               under its bank line of credit.
 John F. Lehman............... Includes 10,000 shares held in trust.
 Richard B. Lieb.............. Includes 2,000 shares held by his spouse.

   Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a), Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, Reporting Persons), to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

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                                                                              10

   To our knowledge during the fiscal year ended December 2000, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except for the following: A Form 3 filed late by Ms. Sagner; a Form 5 filed late by each of Mrs. Burke, Mr. Foster, Mr. Lehman, Mr. Lieb, and Mr. Patel; an amended Form 5 filed late by each of Mr. Fox, Mr. Pratt and Ms. Sagner; four transactions reported late on Form 5 by Mr. Pratt; one transaction reported late on Form 5 by Ms. Sagner; and six transactions reported late on Form 5 by Mr. Barker.

                            STOCK PERFORMANCE GRAPH

   The following chart compares the cumulative total stockholder return on our common stock for the period beginning with the commencement of our initial public offering on October 21, 1997, through December 31, 2000, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested in our common stock on October 21, 1997, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.
                              [GRAPH APPEARS HERE]

                   10/97    12/97    12/98    12/99    12/00
                   -----    -----    -----    -----    -----
OAOT                100      185       60      155       24
Peer group          100       99      168      323      171
Nasdaq              100       99      139      246      154

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                                                                              11

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Compensation Philosophy

   We are in a highly competitive industry. To succeed, we must be able to:

  .  attract and retain outstanding employees,

  . promote among them the economic benefits of stock ownership in our company, and

  . motivate and reward employees who, by their hard work, loyalty, and exceptional service, make contributions of special importance to the success of our business.

   We have structured our executive compensation program to support our strategic goals and objectives.

Compensation Structure

   The compensation of our executives consists of:

  . base pay,

  . annual cash incentives, and

  . stock options.

 Base Pay

   Base pay is established initially for new executives based on salary survey data of comparable companies in the information technology industry. To establish these levels, we review the national compensation analysis from various sources. A range of salary increases generally is determined at the time the budget is established each year based on a review of the level of achievement of financial and strategic objectives defined in OAOT's annual strategic plan. At the time of an individual's review, which generally is performed near the anniversary of an individual's hire date, salary increases may be awarded based upon the individual's performance and contributions to the achievement of OAOT's objectives.

   2000 base pay for Mr. Pratt. Mr. Pratt received an increase in base pay of 9%, from his 1999 salary. This increase was approved by the Compensation Committee based on a review of executive compensation for publicly traded companies in the information technology sector.

   Other highly compensated executives' 2000 base pay. Base pay for 2000 was determined by considering the same factors discussed above and individual performance for each executive.

 Cash Incentives

   Annual cash incentives are intended to motivate executives who significantly contribute to and influence OAOT's strategic plans and are responsible for the company's performance. The aim is to:

  . focus executives' attention on areas such as profitability and asset management,

  .  encourage teamwork, and

  . tie executive pay to corporate performance goals which are consistent with the long-term goals of stockholders and other investors.

   Cash incentives are awarded based on the achievement of the annual financial and strategic goals we approve at the beginning of each year. These goals may include a target range of pretax earnings, earnings per

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                                                                              12
share, return on equity, or other objective measurement consistent with long-term stockholder goals. We approve a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to affect OAOT's performance. Actual bonuses are awarded following the year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

   Other highly compensated executives' 2000 cash incentive. In 2000, the committee approved cash incentives for two executive officers based upon performance and achievement of individual goals.

 Stock Options

   Our equity compensation plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and operational objectives. Grants under the plan align the interests of our executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. Generally, grants are not necessarily made every year but are awarded subjectively based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and operational objectives, and the amount and term of options already held by each individual.

   2000 Stock Option Awards. The committee granted stock options during 2000 to certain of its new executives and employees and also granted options to certain executives and employees for exceptional performance during 2000. The relative number of options granted to new executives and employees was based on each person's responsibilities.

 Deferred Compensation Plan

   Beginning in 2000, the Company established a non-qualified deferred compensation plan for certain executives and directors, which provides the opportunity for participants to enter into agreements for the deferral of a specified percentage of their cash compensation. The amount of compensation to be deferred is determined by participant elections, subject to plan limitations. OAOT may make discretionary contributions, which are subject to a vesting schedule. The amount distributed will be based on the amounts deferred, as increased or decreased for deemed investment in mutual funds or other investments designated by the participant from choices offered by OAOT.

 IRS Limits on Deductibility of Compensation.

   We are aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). Our policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where stockholder value is maximized by an alternative approach.

By the Compensation Committee:

Yvonne Brathwaite Burke
Frank B. Foster, III
John F. Lehman
Richard B. Lieb

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                                                                              13

                  EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

            2000 Annual Compensation for the Top Executive Officers

                                                                      Long-Term
                                  Annual Compensation(1)         Compensation Awards
                              ------------------------------- --------------------------
                                                                              Restricted
                                                 Other Annual   Securities      Stock     All Other
Name and Principal                               Compensation   Underlying     Award(s)  Compensation
Position                 Year Salary($) Bonus($)    ($)(2)    Options/SARs(#)   ($)(5)      ($)(3)
------------------       ---- --------- -------- ------------ --------------- ---------- ------------
Gregory A. Pratt........ 2000 $295,455  $    --    $ 9,600        340,000     $      --    $ 9,118
 President and Chief
 Executive               1999  281,092    81,125       --         200,000      2,932,500     9,920
 Officer(4)              1998  114,538       --        --             --             --      2,000

J. Jeffrey Fox.......... 2000 $237,923  $ 25,000   $62,055        200,000            --    $22,100
 Senior Vice President
 of Finance              1999  152,586    72,542       --         100,000            --      1,205
 and Chief Financial
 Officer(4)

Shiraz Patel............ 2000 $208,672  $114,050       --         175,000            --    $ 7,531
 Senior Vice President,
 Enterprise Applications
 and
 eBusiness Solutions(4)

Dianne R. Sagner........ 2000 $106,431  $ 11,750       --          20,000            --    $ 3,100
 General Counsel and
 Corporate Secretary(4)

--------
(1) Includes compensation that has been deferred by the top four officers under defined contribution plans.

(2) Includes auto allowance of $9,600 each for Mr. Pratt and Mr. Fox. Includes moving expense reimbursement of $52,455 for Mr. Fox.

(3) Includes the company matching contribution under a voluntary savings plan of $2,100 each for Mr. Pratt, Mr. Fox and Ms. Sagner. Includes Company matching contribution under the deferred compensation plan of $7,018, $20,000 and $1,000 for Mr. Pratt, Mr. Fox and Ms. Sagner, respectively.

(4) Mr. Pratt joined OAOT in July 1998. Mr. Fox joined OAOT in February 1999. Mr. Patel was made an executive officer effective February 2000 and Ms. Sagner was hired in April 2000.

(5) In 1999, Mr. Pratt acquired 750,000 shares of restricted common stock of the Company at $3.91 per share. Any dividends payable on common stock are payable on restricted shares. The value of the shares on December 31, 2000 was $915,000.

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                                                                              14

                            2000 Stock Option Grants

                                      Individual Grants(1)
                         ----------------------------------------------- Potential Realizable Value
                           Number of    % of Total                         at Assumed Annual Rates
                          Securities    Options/SARs                     of Stock Price Appreciation
                          Underlying    Granted to   Exercise                 of Option Term(2)
                         Options/SARs  Employees in   Price   Expiration ---------------------------
  Name                   Granted(#)(3)  Fiscal Year   ($/Sh)     Date       5%($)         10%($)
  ----                   ------------- ------------- -------- ---------- ---------------------------
Gregory A. Pratt........    225,000        16.5%      $8.27     2/25/06  $    632,833 $    1,435,682
                            115,000                    1.35    12/26/06        52,800        119,785

J. Jeffrey Fox..........    135,000         9.7%      $8.27     2/25/06  $    379,900 $      861,409
                             65,000                    1.35    12/26/06        29,843         67,704

Shiraz Patel............    125,000         8.5%      $8.27     2/25/06  $    351,574 $      797,601
                             50,000                    1.35    12/26/06        22,956         52,080

Dianne R. Sagner........      5,000         1.0%      $3.66     5/12/06  $      6,224 $       14,120
                             15,000                    1.35    12/26/06         6,887         15,624

--------
(1) All options have an exercise price equal to or greater than the fair market value of the shares subject to each option at the time of grant. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate from the market price on the date of grant, which may be significantly in excess of the current market price, at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3) Each option vests 25% each year commencing on the first anniversary of the grant date and has a six-year term.

          2000 Stock Option Exercises and Year-End Stock Option Values

                                                   Number of Securities       Value of Securities
                                                  Underlying Unexercised         In-The-Money
                                                      Options/SARs at           Options/SARs at
                           Shares                   Fiscal Year End (#)     Fiscal Year End ($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Gregory A. Pratt........     --          --        50,000       490,000        $ 0          $ 0

J. Jeffrey Fox..........     --          --        25,000       275,000          0            0

Shiraz Patel............     --          --        43,708       235,000          0            0

Dianne R. Sagner........     --          --           --         20,000          0            0

--------
(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $1.22 multiplied by the number of shares subject to an option.

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                                                                              15

 Employment Contracts and Severance Arrangements

   Mr. Pratt's employment agreement provides for his employment on an "at will" basis. Under this agreement, effective February 25, 2000 his salary was paid at the annual rate of $300,000 and is subject to annual review. Mr. Pratt will be entitled to a bonus of up to 66% of his base salary upon the achievement of certain company and individual milestones. If his employment is terminated without cause, Mr. Pratt will be entitled to payment of his salary and certain benefits for a period of 12 months. Mr. Pratt has agreed not to compete with OAOT during the term of his employment and for one year after his termination of employment or for a lesser term of not less than six months if approved by the board of directors.

   Mr. Fox's employment agreement provides for his employment on an "at will" basis. Under this agreement, effective February 25, 2000 his salary was paid at the annual rate of $250,000. He will be entitled to a bonus of up to 50% of his base salary upon the achievement of certain company and individual milestones. Mr. Fox has agreed not to compete with OAOT during the term of his employment and for nine months after his termination of employment.

 Relationships and Related Transactions with Management and Others

I. In connection with its purchase of OAO Services from OAO Corporation, OAOT loaned OAO Corporation approximately $2.5 million. OAOT entered into a promissory note, which as amended, is payable upon demand and bears interest at prime plus 2.5%. The note is guaranteed by a pledge of approximately 1.3 million shares of OAOT common stock owned by Mr. Barker, who is chairman and CEO of OAO Corporation, and vice chairman of OAOT's board. The Company also performs services as a subcontractor for OAO Corporation, and during 2000 advanced OAO Corporation $500,000 in connection with a teaming agreement.

II. We had an administrative services agreement with Safeguard which was terminated effective April 1, 2000. The administrative service fee paid in 2000 was $124,000. This fee does not cover extraordinary services provided by Safeguard or services that are contracted out.

III. As a condition of Mr. Pratt's employment agreement, Mr. Pratt acquired 750,000 restricted shares of OAOT common stock at $3.91 per share in exchange for a $2.9 million full recourse note bearing 5.82%, due July 14, 2004. The shares were pledged as security interest to OAOT. The Company has the right to repurchase all or a portion of the shares, at Mr. Pratt's purchase price, subject to a ratable four-year vesting period. Share vesting accelerates to 100% in the event the closing price of the Company's shares equals or exceeds $25 per share for 20 consecutive days.

IV. The Company and a unrelated third party each made a strategic investment in an entity, in which the Company's Chief Executive Officer is a member of that entity's Board of Directors. In December 2000, the Company paid $500,000 for a 10% ownership interest. The valuation received by the Company was equal to that of the unrelated third party's investment.

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                                                                              16

[LOGO OF OAO TECHNOLOGY SOLUTIONS]


                                   APPENDIX A

                         OAO Technology Solutions, Inc.
                          Employee Stock Purchase Plan
                    As Amended by Shareholder Vote, May 2001

The following constitute the provisions of the Employee Stock Purchase Plan ("Plan") of OAO Technology Solutions, Inc.

     1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly, so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.

          a)   "Act" shall mean the Securities Exchange Act of 1934, as amended.

          b)   "Board" shall mean the Board of Directors of the Company.

          c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d) "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

          e) "Committee" shall mean the committee appointed pursuant to Paragraph 11.

          f) "Company" shall mean OAO Technology Solutions, Inc., a Delaware corporation, or any successor which adopts this Plan.

          g) "Compensation" shall mean the base pay or regular straight-time earnings as in effect at the beginning of each Offering Period.

          h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of Paragraph 9(b).

          i) "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan in accordance with Paragraph 29.

          j)   "Eligible Employee" shall have the meaning defined in Paragraph
               3(a).

          k) "Employee" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and for more than five months in the calendar year by an Employer, provided, however, that no individual shall be considered an Employee for purposes of this Plan if a country's law prohibits the granting of options under this Plan to individuals who are citizens of that country. The determination of whether an individual is an Employee for purposes of this Plan shall be made in accordance with the rules under Section 3401(c) of the Code and the Treasury Regulations thereunder.

          l) "Employer" shall mean the Company and each of its Designated Subsidiaries.

          m)   "Enrollment Date" shall mean the first day of each Offering
               Period.

          n) "ESPP Enrollment/Change Form" shall mean the form attached as Exhibit A. This form will determine the employee's status as to enrollment, authorization for payroll deductions, withdrawal from the Plan, the designation of beneficiaries, termination from the Plan and the indemnification of the Company and its affiliates as stated in the form.

          o)   "Exercise Date" shall mean the last day of each Offering Period.

          p)   "Exercise Price" shall have the meaning as defined in Paragraph
               6(b).

          q) "Offering Period" shall mean that period to be determined by the Committee beginning on the date Eligible Employees are offered the opportunity to purchase shares hereunder. The initial Offering Period shall be February 1, 1999 and shall end March 31, 1999. Thereafter and until changed by the Committee, in its sole and absolute discretion, a new Offering Period shall begin on the first day of each calendar quarter beginning April 1, July 1, October 1 and January 1 and shall conclude the last day of each such quarter June 30, September 30, December 31 and March 31.

          r) "Participant" shall mean an Eligible Employee who has elected to participate herein by authorizing payroll deductions pursuant to Paragraph 4.

          s) "Payroll Deduction Account" shall mean the separate account maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to Paragraph 5.

          t) "Plan" shall mean the OAO Technology Solutions, Inc. Employee Stock Purchase Plan.

          u)   "Share" shall mean a share of Common Stock.

          v) "Subsidiary" shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to Paragraph 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.

          (a) General Rule. Any Employee on an Enrollment Date shall be eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of Paragraph 4(a) and the limitations imposed by
               Section 423(b) of the Code.

          (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be an Eligible Employee if:

               (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock (including, for purposes of this Paragraph 3(b), any stock he or she may acquire upon exercise of outstanding options) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with
               Section 423(b)(3) of the Code; or

               (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

     4.   Participation.

          (a) An Eligible Employee may become a Participant in the Plan by completing an ESPP Enrollment/Change Form authorizing payroll deductions, in a form substantially similar to Exhibit A attached to this Plan ("ESPP Enrollment/Change Form"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the ESPP Enrollment/Change Form is set by the Committee for all Eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Paragraph 9.

          (c) An Eligible Employee may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified thereby. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this paragraph, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods except those Offering Periods with respect to which he or she files additional written declinations in accordance with the provisions of this paragraph.

     5.   Payroll Deductions.

          (a) At the time a Participant files his or her ESPP Enrollment/Change Form, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than 1% nor more than 15% of the Compensation which he or she receives on each pay date during the Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to Paragraph 9 are permitted.

     6.  Grant of Option.

          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase up to a number of whole Shares determined by dividing 15% of the Participant's Compensation by the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in Paragraph 3(b) or Paragraph 10(a) hereof. The fair market value of a Share shall be determined as provided in Paragraph 6(b).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee but shall not be less than the lower of: (i) 85% of the fair market value of a Share on the Enrollment Date, or (ii) 85% of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be the closing price of such Share as reported by the NASDAQ National Market or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with Section 423 of the Code or the regulations thereunder.

          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

     7. Exercise of Option. The Participant's option for the purchase of Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in Paragraph 9. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant. Any amount remaining in the Participant's Payroll Deduction Account after the Offering Period shall be held in the Payroll Deduction Account until the next Offering Period, unless the Offering Period has been oversubscribed or has terminated, in which case such amount shall be refunded to the Participant.

     8. Delivery. As soon as practicable after the Exercise Date, the Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option.

     9.   Withdrawal; Termination of Employment.

          (a) A Participant may stop payroll deductions at any time by giving written notice to the Committee on a form substantially similar to Exhibit A attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account accrued to purchase Shares will be used to purchase Shares for that Participant on the next Exercise Date. A written notice to drop enrollment shall terminate the Participant's participation for the Offering Period in which the drop enrollment is submitted. No further payroll deductions for the purchase of Shares will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds 90 days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new ESPP Enrollment/Change Form is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.

     10.  Shares.

          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be 2,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph
          16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new ESPP Enrollment/Change Form under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue

          Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of federal or state securities laws.

          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

     11. Administration. The Plan shall be administered by a Committee appointed by the Board. Such Committee shall have all powers with respect to the Plan, except for amending or terminating the Plan as set forth in Paragraph 17 hereof.

          (a) Each member of the Committee shall serve until his or her successor is appointed. Any member of the Committee may be removed at any time by the Board, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign by giving 30 days written notice to the Company.

          (b) The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Committee.

          (c) The Committee shall have the following powers and duties:

               (1) To direct the administration of the Plan in accordance with the provisions herein set forth;

               (2) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

               (3) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, the eligibility of an Employee to participate in the Plan;

               (4) To enforce the terms of the Plan and the rules and regulations it adopts;

               (5) To direct the distribution of the Shares purchased hereunder;

               (6) To furnish the Employer with information which the Employer may require for tax or other purposes;

               (7) To engage the service of counsel (who may, if appropriate, be counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

               (8) To prescribe procedures to be followed by Participants in electing to participate herein;

               (9) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

               (10) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

               (11) To interpret and construe the Plan.

     12.  Designation of Beneficiary.

          (a) A Participant may file a written designation of a beneficiary (as indicated in the ESPP Enrollment/Change Form or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

     13. Transferability. Neither payroll deductions credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Paragraph 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with Paragraph 9.

     14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15. Reports. Individual Payroll Deduction Accounts will be maintained for each Participant in the Plan. Statements of Payroll Deduction Accounts will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     16. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

          In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this paragraph shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     17. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its stockholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

     18. Notices. All notices or other communications by a Participant to the Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     19. Stockholder Approval. Commencement of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchases pursuant to the Plan, and all rights of all Participants.

     20. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     21. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Paragraph 19. It shall continue in effect for a term of ten years unless sooner terminated under Paragraph 17.

     22. No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

     23. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     24. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     25. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives and upon the Employer, its successors and assigns.

     26. Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     27. Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

     28. No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegates) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     29. Participating Employers. This Plan shall constitute the employee stock purchase plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least 30 days prior to such Enrollment Date.

     30. No Guarantee of Interests or Tax Treatment. Neither the Committee nor the Company guarantees the Common Stock from loss or depreciation. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

     31. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed effective this 1st day of February, 1999.


                                 OAO TECHNOLOGY SOLUTIONS, INC.


Attest: /s/ Dianne R. Sagner     By: /s/ Chris M. Hazell
-----------------------------    -------------------------------
Dianne R. Sagner                 Chris M. Hazell
General Counsel and Secretary    Vice President Human Resources/
                                 Administration

                                    Exhibit A

                          Employee Stock Purchase Plan

                             Enrollment/Change Form



Simply complete and sign the form on the back of this sheet and return it to your Human Resources office to arrive no later than the last day of the calendar quarter (March 31, June 30, September 30, or December 31). Your enrollment will be effective with the first paycheck of the following quarter.


Make sure you follow these steps:

     o    Read and sign the Enrollment/Change Form on the reverse side

     o    Designate a Beneficiary

     o Determine how much you would like to contribute for the current Offering Period by marking the appropriate percentage box

     o    Make a copy of the Completed Form for your own records

     o    Return the Form to your Human Resources Representative

[LOGO OF OAO TECHNOLOGY SOLUTIONS]


                 Securities Trading Acknowledgment, Disclosure and Employee Stock Purchase Plan (ESPP) Enrollment/Change Form

1. I acknowledge receipt of the Statement of Company Policy on Securities Trades by Company Personnel ("Statement of Policy").

2. I have read and understand the Statement of Company Policy and agree to comply with its terms.

3. I understand that a violation of the Statement of Company Policy may be considered grounds for termination of my employment or other disciplinary action by the Company. Of course, such a violation also may lead to civil or criminal liability.

I acknowledge that I have read and understand the terms of the Plan and by returning this Election Notice I shall constitute my election to participate therein and my authorization for the payroll deduction indicated below to pay the purchase price of the stock I will purchase under the Plan.

By returning this Election Notice I, an employee of OAO Technology Solutions, Inc. or any of its wholly owned participating subsidiaries ("The Company"), pursuant to its Employee Stock Purchase Plan ("The Plan"), hereby elect and agree to purchase from the Company shares of its Common Stock according to the terms of the Plan. In accordance therewith, my participation authorizes the instructed payroll deduction and I understand I may cancel my enrollment at any time, but I can only change deductions at the beginning of each Plan period. The withholding amount is subject to limits that may be established by the Company under the stock purchase plan.


--------------------------------------------------------------------------------
Neither OAO Technology Solutions, Inc. nor any of its employees, agents, successors, assigns or affiliates shall be liable to you or other third party for any direct, indirect, incidental, special, or consequential damages arising out of use of this service or inability to gain access to or use the services or out of breach of any warranty.

OAO Technology Solutions, Inc. does not provide any legal, tax, or accounting advice or advice regarding the suitability or profitability of a security investment, nor does it give express or implied warranties with respect to information. Employees agree to indemnify and hold OAO Technology Solutions, Inc. harmless in stock purchase transactions as well as payroll deductions.
--------------------------------------------------------------------------------

Check One:       | | New Enrollment      | | Change      | |  Drop Enrollment

Elect Payroll Deduction Percentage by Checking the Appropriate Box:
      1%  | |      4%  | |      7%  | |     10%  | |      13%  | |
      2%  | |      5%  | |      8%  | |     11%  | |      14%  | |
      3%  | |      6%  | |      9%  | |     12%  | |      15%  | |

Beneficiary Designation: In the event of my death, I hereby designate the following as my beneficiary to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to Paragraph 12 of the Plan:

--------------------------------------------------------------------------------
Beneficiary Name                                         Relationship

--------------------------------------------------------------------------------
Signature                                                Date

--------------------------------------------------------------------------------
Printed Name of Participant                              Social Security Number

--------------------------------------------------------------------------------
Address                                                  Day Time Phone

                                                                      Appendix B

Audit Committee Charter

   The Audit Committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

   In meeting its responsibilities, the Audit Committee is expected to:

   1. Provide an open avenue of communication between the independent accountant and the board of directors.

   2.  Review and update the Committee's charter annually.

   3. Approve the independent accountants to be nominated, approve the compensation of the independent accountant, and review the discharge of the independent accounts. The Committee will inform the board of directors of its decisions.

   4. Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

   5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company, and whether the independent accountants concur. Management will continue to communicate with the Committee on a timely basis concerning issues which could have a material effect on the Company.

   6.  Review subsidiary Audit Committee minutes annually.

   7. Review the audit scope and plan of the independent accountant for the Company and major subsidiaries.

   8. Review with the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   9.  Consider and review with the independent accountant:

     a. The adequacy of the Company's internal controls including computerized information system controls and security where applicable.

     b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto, including the Company's subsidiaries.

  10. Review with management and the independent accountant at the completion of the annual examination:

     a.  The Company's annual financial statements and related footnotes.

     b. The independent accountant's audit of the financial statements and its report thereon.

     c. Any significant changes required in the independent accountant's audit plan.

     d. Any significant difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

[LOGO OF OAO TECHNOLOGY SOLUTIONS]

  11. Review Annual Report and SEC year-end filings, prior to issuance when possible, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

  12. Review with management and the independent accountant, any significant accounting or financial reporting issues prior to filing interim financial reports with the SEC or other regulators.

  13. Management will review policies and procedures with respect to officers' expense accounts and perquisites, including use of corporate assets and will report to the Committee once a year on its findings. The Audit Committee also will consider the results of any review of these areas by the independent accountant.

  14. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators. The Company's general counsel will meet with the Committee once a year.

  15. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

  16. Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

  17. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  18. The Committee shall meet at least three times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

  19. The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

   The membership of the Audit Committee shall consist of four independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit Committee members and the Committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

   The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

[LOGO OF OAO TECHNOLOGY SOLUTIONS]

                       [LOGO OF OAO TECHNOLOGY SOLUTIONS]


                                 DIRECTIONS TO
             The Hilton Garden Inn - Washington DC, Franklin Square
                              815 14th Street, NW
                              Washington, DC 20005
                                 (202) 783-7800

---------------------------------------------------------------------------------------
  From Baltimore and Points North:           From Points West:

  Take I-95 to the Baltimore-Washington      Take I-70 East to I-270 South toward
  Parkway (MD 295 S) toward Washington. Take Washington. Take I-270 S to the Capital
  the B/W Parkway to US 50 West. US 50       Beltway (495), bear to the left at the
  becomes New York Avenue, NW. Follow New    split. Take the exit for Connecticut
  York Avenue to 14th Street, make a right.  Avenue (MD 185) toward Chevy
  Hotel is one block up on the right.        Chase/Kensington. Follow Connecticut
                                             Avenue into Washington to Dupont Circle.
                                             At Dupont Circle, get on Massachusetts
                                             Avenue. Continue on Massachusetts Avenue
                                             through Scott Circle. Take Massachusetts
                                             Avenue to Thomas Circle. Get on 14th
                                             Street at Thomas Circle. Hotel is 3 blocks
                                             down on the left.

---------------------------------------------------------------------------------------
  From Richmond and Points South:

  Take I-95 North to I-395 North. Follow 395 to the 14th Street Bridge. At end of bridge continue straight onto US 1 North
  (14th Street). Stay on 14th Street for 8 blocks. Hotel is on right between H and I
  Streets.

[LOGO OF OAO TECHNOLOGY SOLUTIONS]


                                                                                                           Please mark
                                                                                                           your votes as [X]
                                                                                                           indicated in
                                                                                                           this example


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

 1. ELECTION OF DIRECTORS

 Nominees:                                                                                  WITHHELD
                                                             FOR [_]                        FOR ALL [_]
 Jerry L. Johnson          Frank B. Foster, III
 Cecile D. Barker          John F. Lehman                    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE
 Gregory A. Pratt          Richard B. Lieb                   VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S
 Yvonne Brathwaite Burke                                     NAME IN THE LIST.

 2. RATIFICATION OF AUDITORS                                 3. APPROVAL OF THE AMENDED AND RESTATED OAO TECHNOLOGY SOLUTIONS,
                                                                INC. EMPLOYEE STOCK PURCHASE PLAN.

          FOR    AGAINST   ABSTAIN                                              FOR    AGAINST   ABSTAIN
          [_]      [_]      [_]                                                 [_]      [_]       [_]











 Signature(s) ______________________________________________________________________  Date: ___________________
 YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign, include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.
-------------------------------------------------------------------------------------------------------------------------------
                                                    /\ FOLD AND DETACH HERE /\


                                                [LOGO OF OAO TECHNOLOGY SOLUTIONS]


                                                    7500 Greenway Center Drive
                                                            16th Floor
                                                        Greenbelt, MD 20770

                                                     Phone:    (301) 486-0400
                                                     Fax:      (301) 488-0415

                                        For more information, please visit our website at
                                                           www.oaot.com


 PROXY

                        OAO TECHNOLOGY SOLUTIONS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

 When you sign and return this proxy card, you

 . appoint Gregory A. Pratt and J. Jeffrey Fox, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 16, 2001, and at any adjournments of that meeting;

 . authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

 . revoke any previous proxies you may have signed.

 IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF AUDITORS, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\